                                                                  Exhibit 10.5.7

                FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

        THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into this 6th day of October, 1994, by and between GIANT CEMENT COMPANY, a Delaware corporation (hereinafter referred to as "Borrower"), with its chief executive office and principal place of business at Highway 453, Harleyville, South Carolina 29448 and THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation (hereafter referred to as "Lender"), with an office at 900 Ashwood Parkway, Suite 600, Atlanta, Georgia 30338.

                             W I T N E S S E T H:

        WHEREAS, Lender and Borrower are parties to a certain Loan and Security Agreement dated November 23, 1993 (the "Loan Agreement"), pursuant to which Lender has made a certain term loan to Borrower; and

        WHEREAS, in order to induce Lender to enter into the Loan Agreement, Borrower's parent corporation, Giant Group, Ltd., a Delaware corporation ("Group"), executed and delivered that certain Continuing Guaranty Agreement dated November 23, 1993, in favor of Lender (the "Original Guaranty") guaranteeing any and all Obligations at any time owing by Borrower to Lender;

        WHEREAS, Borrower is no longer a wholly owned subsidiary of Group and Group has requested that Lender release it from its obligations under the Guaranty and certain other Security Documents; and

        WHEREAS, Borrower is now a wholly owned subsidiary of Giant Cement Holding, Inc., a Delaware corporation ("Holding"); and

        WHEREAS, Holding has agreed to execute and deliver to Lender its absolute and unconditional guaranty of all of the Obligations at any time owing by Borrower to Lender (the "New Guaranty"); and

        WHEREAS, simultaneously with the delivery of the New Guaranty to Lender, Lender has agreed to release Group from its obligations under the Original Guaranty and certain other Security Documents; and

        WHEREAS, the parties desire to amend the Loan Agreement to reflect the termination of the Original Guaranty and certain other Security Documents, the substitution of Holding as the guarantor of the Obligations and as otherwise more particularly set forth hereinafter.

        NOW, THEREFORE, for and in consideration of TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. DEFINITIONS. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.


        2. AMENDMENTS TO LOAN AGREEMENT.

        (a) Amendment to Section 1. Section 1 of the Loan Agreement is hereby amended as follows:

        (i) By deleting the definitions of "Collaterial Value Maintenance Agreement," "Rally's Stock" and "Stock Pledge Agreement" in their entirety.

        (ii) By deleting the definitions of "Guarantor," "Guaranty" and "Security Documents" in their entirety and by substituting in lieu thereof the following:

                Guarantor - Holding and any other person who hereafter shall guarantee the whole or any part of the Obligation.

                Guaranty - that certain Continuing Guaranty Agreement dated October 6, 1994, from Holding shall unconditionally guarantee payment of the Obligations.

                Holding - Giant Cement Holding, Inc., a Delaware corporation.

                Security Document - the Mortgages, the Guaranty and all other instruments and agreement now or at any time hereinafter securing the whole or any part of the Obligations.

        (iii) By inserting the following definition in the appropriate alphabetical order

                Net Income - the net income of Borrower for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded: (i) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period,
         (ii) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of capital assets, provided that there shall also be excluded any related charges for taxes thereon,
         (iii) any net gain arising from the collection of the proceeds of any insurance policy, (iv) any write-up of any asset, and (iv) any other extraordinary item.

         (b) Amendment to Section 2. Section 2 of the Loan Agreement is hereby amended by deleting Section 2.3 in its entirety and by substituting in lieu thereof the following:

             2.3 Mandatory Prepayments. Borrower shall be obligated to prepay the principal balance of the Note by an amount equal to (a) the Net Proceeds received by Borrower from any sale or other disposition of Equipment to the extent that such Net Proceeds are required to be turned over to Borrower in accordance with Section 7.2 hereof, or any sale of any Real Property Collateral and (b) the Net Proceeds received by Borrower from any condemnation of any of the Collateral (except to the extent any such Net Proceeds from the condemnation of any Real Property Collateral are used for the reconstruction of the Real Property Collateral in accordance with the terms of the Mortgages). Nothing in this Section 2.3 shall be deemed to authorized Borrower to sell any Equipment except as authorized by Section 7.2 hereof, or any Real Property Collateral, except as authorized by the Mortgages.

         (c) Amendment to Section 9. Section 9 of the Loan Agreement is hereby amended as follows:

                (i) By deleting Section 9.1(J) in its entirety and by substituting in lieu thereof the following:

                (J) Promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Guarantor hereafter makes available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Guarantor files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange.

                (ii) By deleting Section 9.1(O) in its entirety and by substituting in lieu thereof the following: "(O) [OMITTED
        INTENTIONALLY]."

                (iii) By deleting Section 9.2(D) in its entirety and by substituting in lieu thereof the following:


                (D) Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person except by endorsement of instruments or items of payment for deposit or collection and except as set forth in that certain Guaranty Agreement (Keystone Cement Company Obligations) dated as of November 23, 1993, by and among Borrower, Group, KCC and Giant Resource Recovery Company, Inc., a Delaware corporation (collectively, "Keystone Guarantors") whereby Keystone Guarantors guaranteed any and all obligations owing by Keystone Cement Company, a Pennsylvania corporation, to General Electric Capital Corporation.

                (iv) By deleting Section 9.3(B) in its entirety and by substituting in lieu thereof the following:

                (B) Borrower shall maintain an Adjusted Tangible Net Worth as follows for the period corresponding thereto:

              Adjusted Tangible Net Worth                       Period
              ---------------------------                       ------
              $20,000,000                                Date hereof through
                                                           March 30, 1995

              $20,000,000 plus thirty                    March 31, 1995 through
                percent (30%) of Borrower's                March 30, 1996
                Net Income for the period from
                the date on which the First
                Amendment to this Agreement
                becomes effective through
                December 31, 1994

              $20,000,000 plus thirty                    March 31, 1996 through
                percent (30%) of Borrower's                March 30, 1997
                Net Income for its fiscal
                year ended December 31, 1995

                $20,000,000 plus thirty                 March 31, 1997, through
                 percent (30%) of Borrower's             March 30, 1998
                 Net Income for its fiscal
                 year ended December 31, 1996

                $20,000,000 plus thirty                 March 31, 1998 through
                 percent (30%) of Borrower's             March 30, 1999
                 Net Income for its fiscal
                 year ended December 31, 1997

                For purposes of this Section 9.3(B), the Adjusted Tangible Net Worth Borrower is required to maintain will be increased on March 31 of each year based upon Borrower's Net Income for the immediately preceding fiscal year as shown on the supplemental consolidating schedule to the audited financial statements of Borrower for such fiscal year required pursuant to Section 9.1 (I) hereof, which schedule shall agree to the financial statements as certified by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to Lender. If such audited financial statement and schedule is not timely delivered by Borrower to Lender on or before March 31 of any year for the immediately preceding fiscal year, then the Adjusted Tangible Net Worth Borrower is required to maintain will be increased on such March 31 based upon the Net Income of Borrower as shown in Borrower's unaudited financial statement for the immediately preceding fiscal year until the audited financial statement and schedule for such fiscal year have been delivered by Borrower as required by Section 9.1(I). Upon Borrower's delivery of its audited financial statements and consolidating schedule, the Adjusted Tangible Net Worth Borrower is required to maintain will then be adjusted to reflect an increase based upon Borrower's audited Net Income.

                (d) Amendment to Section 10. Section 10 of the Loan Agreement is hereby amended by deleting Section 10.1(N) therefrom in its entirety and by substituting in lieu thereof the following: "(N) [OMITTED INTENTIONALLY]."

        3. Acknowledgement Regarding Change in Ownership. Lender hereby acknowledges that Borrower is no longer a wholly owned subsidiary of Group, that Borrower has become a wholly owned subsidiary of Holding and that such change in ownership of Borrower does not constitute an Event of Default under Section 11(K) of the Loan Agreement.

        4. Termination of Security Documents and Release of Cash Collateral and Rally's Stock. Lender and Borrower hereby acknowledge and agree that, simultaneously with the effectiveness of this Amendment: (i) the Original Guaranty, the Stock Pledge Agreement and the Collateral Value Maintenance Agreement are terminated and of no further force or effect, (ii) the Rally's Stock and the Original Guaranty will be promptly released by Lender and delivered to Group at the New York offices of Reid & Priest, counsel to Borrower and Group, and (iii) Lender will promptly release the Cash Collateral (as defined in the Collateral Value Maintenance Agreement) and distribute same at the direction of Borrower given by written notice to Lender.
Notwithstanding the foregoing clause (iii), Borrower acknowledges and agrees that the Cash Collateral to be released by Lender is Cash Collateral pledged by Group as security for the Original Guaranty and does not include the Cash Collateral (as defined in the Loan Agreement) pledged by Borrower to Lender to satisfy the requirements of Section 9.1(T) of the Loan Agreement, which Cash Collateral Lender will retain.

        5. Commitment Fee. Borrower shall pay to Lender a Commitment Fee of $22,500, which shall be deemed fully earned upon the execution of this Amendment, shall be paid concurrently with the execution of this Amendment and shall not be subject to rebate except as may be required by Applicable Law. Such fee shall compensate Lender for the cost associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Amendment, including, but not limited to, administrative, out-of-pocket, general overhead and lost opportunity costs, but not including any expenses for which Borrower has agreed to reimburse Lender pursuant to any other provisions of this Amendment or any of the Loan Documents, such as, by way of example, legal fees and expenses.

        6. Ratification and Reaffirmation. Borrower hereby ratifies and reaffirms each of the Loan Documents and all of Borrower's covenants, duties and liabilities thereunder.

        7. Acknowledgements and Stipulations. Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); the security interests and liens granted by Borrower in favor of Lender are duly perfected, first priority security interests and liens; and the unpaid principal amount of the Loan on and as of September 27, 1994, totalled $7,737,435.83.

        8. Representations and Warranties. Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and except as may have been disclosed in writing by Borrower to Lender prior to the date hereof, all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

        9. Conditions Precedent. The effectiveness of (i) the amendments contained in paragraphs (a) - (d) of Section 2 hereof and (ii) Lender's agreement to terminate or release its interest in the Cash Collateral (as defined in the Collateral Value Maintenance Agreement), the Rally's Stock and certain Security Documents, as more particularly described in Section 4 hereof, is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender;

                (a) the execution and delivery to Lender by Holding of the New Guaranty together with evidence satisfactory to Lender in its sole discretion of Holding's corporate authority to execute and deliver the New Guaranty;

                (b) the completion of an initial public offering of the stock of Holding evidenced by: (i) the full execution and delivery of (A) a certain Underwriting Agreement (U.S. Version) (the "U.S. Underwriting Agreement") between Holding, Group, KCC Delaware Company, a Delaware corporation ("KCC"), and PaineWebber Incorporated, as representative of several underwriters ("PaineWebber") to be executed on or about the date hereof and (B) a certain Agreement Among International Underwriters the "International Underwriting Agreement"; the U.S. Underwriting Agreement and the International Underwriting Agreement being referred to collectively as the "Underwriting Agreements") between Holdings, Group, KCC and PaineWebber to be executed on or about the date hereof; (ii) an agreement as to the purchase price of said shares between Holding, Group, KCC and PaineWebber as set forth in a fully executed Price Determination Agreement in substantially the form of Exhibit A attached hererto; (iii) the payment of the purchase price for said shares on or before the Closing Date (as defined in the Underwriting Agreements; (iv) the receipt by Holding of not less than $2,000,000 from the sale of the initial 10,000,000 shares of Holding stock offered; (v) the delivery by Borrower to Lender of the final, effective S-1 Registration Statement, together with all amendments thereto, submitted by Holding to the Securities and Exchange Commission containing representations and assurances satisfactory to Lender in its sole discretion that, within forty-five (45) days from the Closing Date (as defined in the Underwriting Agreements), Holding will receive any and all proceeds from the sale of any overallotment of Holding shares; and (vi) the execution and delivery by Borrower, Holding or any other party of such additional documents or certificates as Lender deems necessary to evidence receipt by Holding of the sums specified in clause (iv) and (v) above;

        (c) The execution and delivery by Borrower to Lender of a compliance certificate in form and content satisfactory to Lender in its sole discretion pursuant to which Borrower certifies that no Default or Event of Default exists under the Loan Agreement;

        (d) The execution and delivery by Group and Lender of a Termination, Release and Receipt Agreement in form and content satisfactory to Lender in its sole discretion pursuant to which, among other things, Group acknowledges its receipt of the Original Guaranty, the Rally's Stock and certain Cash Collateral (as defined in the Collateral Value Maintenance Agreement) and releases any and all claims it amy have against Lender; and

        (e) Lender shall have received the favorable written opinion of Reid & Priest, counsel to Borrower and Holding, regarding Borrower, Holding, this Amendment and the transactions contemplated by this Amendment and any of the other Loan Documents, in form satisfactory to lender and its counsel.


        10. EXPENSES OF LENDER. Borrower agrees to pay, on DEMAND, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel.

        11. RELEASES OF CLAIMS. To induce Lender to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Lender, and the officers, directors, agents, employees, successors and assigns of Lender from all liabilities, claims, demands, actions or causes or actions of any kind (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown that it now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise.

     12. Effectiveness; Governing Law. This Amendment shall be effective upon Lender's acceptance (Notice of which is hereby waived by Borrower) in Atlanta, Georgia. Upon such acceptance, this Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia.

     13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     14. No Novation, etc.. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement, any of the Other Agreements or any of the Security Documents or any of the other Loan Documents, each of which shall ramain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect. Notwithstanding any prior mutual temporary disregard of any of the terms of any of the Loan Documents, the parties agree that the terms of each of the Loan Documents shall be strictly adhered to on and after the date hereof.

     15. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

     16. WAIVER OF JURY TRIAL. THE PARTIES HERETO EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal in New York, New York, and delivered by their respective duly authorized officers on the date first written above.

ATTEST:                                  GIANT CEMENT COMPANY
                                         ("Borrower")

/s/                                      By /s/
----------------------                      -----------------------------
Assistant Secretary
[CORPORATE SEAL]                            Title: Vice President
                                                   ----------------------




                                         Accepted in Atlanta, Georgia,
                                         this 6th day of October, 1994:
                                         --------------------------------

                                         THE CIT GROUP/EQUIPMENT
                                         FINANCING, INC. ("Lender")


                                         By: /s/
                                             ----------------------------

                                             Title: Vice President
                                                    ---------------------